Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

ANNOUNCES CONSOLIDATION OF BRANCH OFFICES

HARRISBURG, PA, November 6, 2020 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), the holding company for Riverview Bank (the “Bank”), today announced the planned consolidation of two branch offices. These closures are part of the company’s ongoing efficiency initiatives, which began in earnest during 2019. During 2020, Riverview continued to evaluate its branch network by utilizing its retail branch performance and resource allocation analytics. After evaluating the results, the Company determined to close two additional branch offices in the first quarter of 2021, pending regulatory approval. Accordingly, the Tower City Office, located at 920 E. Wiconisco Avenue, Tower City, PA and the Camp Hill Office, located at 3556 Gettysburg Road, Camp Hill, PA will be closed. Customer accounts of the Tower City Office will be transferred to Riverview’s Elizabethville Office, located at 34 South Market Street, Elizabethville, PA while those accounts of the Camp Hill Office will be transferred to Riverview’s Ridgeview Office, located at 500 South State Road, Marysville, PA. Riverview anticipates annual pre-tax savings of $1.0 million as a direct result of these two office closures, and expects to recognize $1.0 million in pre-tax nonrecurring charges in the fourth quarter of 2020.

Brett D. Fulk, President and Chief Executive Officer, commented, “while we have historically seen a steady consumer transition towards greater utilization of bank technology to satisfy banking needs, the current COVID-19 Pandemic accelerated this process throughout our markets and within the banking industry, and it is increasingly clear that these behavioral changes are permanent. Evidenced, in part, by the lack of a return of foot traffic to reopened lobbies to pre-pandemic levels, customers continue to rely more heavily upon our customer friendly technological banking capabilities. Significant increases in the use of telephone banking, on-line banking, mobile banking, remote deposit capture, and electronic bill pay demonstrate that we must continue to evaluate our delivery channels, shifting resources and focus as customer demands change.” Fulk went on to say, “the decision to close offices is never easy, however we must continue making changes necessary to create a more efficient organization while continuing to meet customer demand.”

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 27 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the impact of the COVID-19 outbreak, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s periodic reports as filed with the Securities and Exchange Commission from time to time. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.